ADDENDUM TO

SHARE PURCHASE AGREEMENT

Notwithstanding anything to the contrary contained in that Share Purchase Agreement (“Share Agreement”) of even date by and between PacificWave Partners Limited (the “Share Purchaser”) and Elwood Shepard (the “Seller”), Share Purchaser and Seller agree as follows:

1.

Upon execution of the Share Agreement, the Share Purchaser shall escrow the entire purchase price of $26,023.80 in the attorney IOLTA account of David S. Hunt (the “Escrow Holder”) as follows:

ACCOUNT NAME:

The Hunt Law Corporation, P.C. Trust Account

66 Exchange Place, First Floor

Salt Lake City, Utah 84111

ACCOUNT NO.:

05037790-2

ABA ROUTING NO.:

124000054

BANK:

Zions Bank

Salt Lake City, Utah

2.

Upon execution of the Share Agreement, in accordance with Section 2.3 of the Share Agreement, the Seller shall deliver to the Share Purchaser the certificate[s] representing the Shares, duly endorsed or delivered with stock powers appropriately executed, in either case with medallion signature guarantee[s], in the name of the Share Purchaser. The Closing under the Share Agreement shall have been deemed to take place upon the receipt of such share certificate by Purchaser.  Notwithstanding anything to the contrary herein, the Share Purchaser and Seller agree that the Escrow Holder is authorized to release the $25,000 contemporaneously upon the receipt of the 26,023,800 shares to Purchaser, PacificWave Partners Limited, at 468 N. Camden Drive, Suite 350, Beverly Hills, CA 90210. The forgoing shall constitute an “instruction” to release the Escrowed Funds per Section 3 of the Escrow Agreement.

3.

Share Purchaser and Seller hereby agree as follows with respect to the release of the remaining escrowed $1,023.80 of the purchase price.  If (i) the Company has, not later than June 3, 2015, completed its financial statements and delivered all materials to its independent auditors necessary for such auditors to commence the audit thereof, and in addition (ii) Seller has, not later than June 30, 2015, satisfied all of the conditions set forth in Section 2.4 of the Agreement in all material respects, then, the Escrow Holder is authorized to release all of the escrowed funds to Seller. If the conditions set forth in clauses (i) and (ii) of this Section 3 have not been satisfied by the dates indicated, then Escrow Holder shall return to Share Purchaser $1,023.80 of the amounts held in escrow (the “Liquidated Damages Amount”) as liquidated damages and shall pay the remainder thereof to Seller.

4.

The 10-day waiting period set out in Section 2.4.5 is hereby waived and reduced to 1 day.

5.

SHARE PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SHARE PURCHASER MAY SUFFER AS A RESULT OF THE FAILUE OF ANY SUCH CONDITION DUE TO THE A CAUSE OTHER THAN A DEFAULT BY SHARE PURCHASER.  THEREFORE SHARE PURCHASER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE DAMAGES THAT SHARE PURCHASER WOULD SUFFER IN THE EVENT OF A FAILUE OF SUCH A CONDITION IS AND SHALL BE, AS SHARE PURCHASER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE LIQUIDATED DAMAGES AMOUNT.  SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY SELLER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SHARE PURCHASER.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SHARE PURCHASER.

IN WITNESS WHEREOF, the parties have executed this Addendum to Share Agreement as of May 7, 2015.

SHARE PURCHASER:

PACIFICWAVE PARTNERS LIMITED

By: /s/ Henrik Rouf

       Henrik Rouf

       Its: Managing Director

SELLER:

       ELWOOD SHEPARD

By: /s/ Elwood Shepard